UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2022

ESSA Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania		18360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (570) 421-0531

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ESSA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e) On January 3, 2022, ESSA Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, ESSA Bank & Trust (“Bank”), entered into amended and restated employment agreements (the “Amended Agreements”) with each of Allan Muto, Executive Vice President and Chief Financial Officer, Charles D. Hangen, Executive Vice President and Chief Operating Officer, and Peter Gray, Executive Vice President and Chief Banking Officer. The Amended Agreements are effective as of January 1, 2022 and replace the executives’ prior employment agreements with the Company and the Bank (the “Prior Agreements”).

The terms of the Amended Agreements are generally consistent with the Prior Agreements, except that (i) Mr. Hangen’s position changed to Executive Vice President and Chief Risk Officer and Mr. Gray’s position changed to Senior Executive Vice President and Chief Operating Officer, effective January 3, 2022; (ii) the term for the Amended Agreements are fixed three-year terms (the Prior Agreements provided for annual renewal); (iii) the definition of “Good Reason” has been revised; (iv) the severance payment for termination of employment without “Cause” or a voluntary termination for “Good Reason” for Messrs. Hangen and Gray, has been revised to a lump sum cash payment equal to: (a) 3 times base salary and 3 times highest bonus paid during the prior 3 years, and (b) 3 years of additional service under the defined benefit pension plan, (c) continued insurance coverage for 3 years, with the Bank paying the full cost of the premiums; (v) a provision was added to provide that if continued medical, dental and life insurance coverage cannot be provided or would subject the Bank to penalties, as a component of a severance payment, the Bank will pay the executive a cash lump sum payment reasonably estimated to be equal to the value of such insurance coverages; and (vi) certain provisions were revised to be more aligned with best practices for executive agreements.

The foregoing description of the Amended Agreements do not purport to be complete and it is qualified in its entirety by reference to copies of the Amended Agreements that are included as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1	Amended and Restated Employment Agreement between ESSA Bank & Trust, ESSA Bancorp, Inc. and Allan Muto

10.2	Amended and Restated Employment Agreement between ESSA Bank & Trust, ESSA Bancorp, Inc. and Charles Hangen

10.3	Amended and Restated Employment Agreement between ESSA Bank & Trust, ESSA Bancorp, Inc. and Peter Gray

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESSA BANCORP, INC.
DATE: January 5, 2022	By:	/s/ Gary S. Olson
Gary S. Olson, President and
Chief Executive Officer